                                                                     Exhibit 3.1

                    PAPER EXCLUSIVELY FOR NOTARIAL DOCUMENTS

                                                                       4T4365448

11/2002     Government revenue stamp        [NOTARY'S STAMP CARLOS PEREZ BAUDIN]

                            TESTIMONY FOR EXHIBITION.

I, CARLOS PEREZ BAUDIN, Notary Public of Madrid and of the Madrid Notaries' Association, resident of the capital, ATTEST: that I am being shown the documents that copied verbatim state as follows:

NUMBER 1199 - DAY 4 of April of the year 2000.
DEED OF INCORPORATION OF THE SPANISH CORPORATION: "TELVENT DESARROLLO,
S.A."

NUMBER ONE THOUSAND ONE HUNDRED AND NINETY-NINE.
IN MADRID; on April 4, 2000.

Before me, CARLOS PEREZ BAUDIN, Notary Public of Madrid and of the Madrid Notaries' Association,
                                   APPEARING:

MR. JOSE LUIS BERGOS DE LA MAZA, of legal age, married, of Spanish nationality, and inhabitant of Seville, calle Valparaiso, numero 21.

Holder of his National Identity Document no. 28363147-F.

MR. PEDRO BERNAD HERRANDO, of legal age, of Spanish nationality, and inhabitant of Madrid, calle Covarrubias, numero 28.

Holder of his National Identity Document no. 17228150-T.

MR. JOAQUIN CORONADO GALDOS, of legal age, married, of Spanish nationality, and inhabitant of Seville, calle Eduardo Dato, numero 37.

Holder of his National Identity Document no. 28854279-C.

MR. JAVIER MOLINA MONTES, of legal age, married, of Spanish nationality, and inhabitant of Seville, calle San Salvador, numero 5, bajo C.

Holder of his National Identity Document no.  29754087-E.

                                     ACTING:

a) The last two, for themselves and in their own name and on their own behalf, solely for the purposes of accepting the positions to which they will be appointed in this instrument.

b). Mr. Jose Luis BURGOS DE LA MAZA, as authorized representative, for and on behalf of the Company of Swiss nationality "TELVENT, A.G.", with legal and tax residence in Poststrasse 4, 6300 Zug, Switzerland, and RECORDED in the Zug Mercantile Register with number CH- 1703023234-4.

                    PAPER EXCLUSIVELY FOR NOTARIAL DOCUMENTS
                                                                       4T4365447

11/2002     Government revenue stamp        [NOTARY'S STAMP CARLOS PEREZ BAUDIN]

He makes use of the power of attorney, which he declares has not expired, which was granted to him by Dr. Suzanne Wettenschwiler and Dr. Raoul Bussmann, in a document signed in Zug, on January 4, 2000, the signatures of whom were legitimized by the Notary Public of the Canton of Zug, and duly legalized by the Hague Apostil method.

I attach a photocopy of testimony thereof, realized by the Seville Notary Public, Mr. Luis Vivancos Escobar, checked by myself, to this document as ATTACHED DOCUMENT NUMBER ONE (1).

c) And Mr. Pedro Bernad Herrando, in his own name and on his own behalf and also as Chief Executive Officer, for and on behalf of "SOCIEDAD ANONIMA DE INSTALACIONES DE CONTROL", in anagram SAINCO, with registered office in Madrid, calle Los Vascos, numero 17; incorporated for an open-ended duration in a deed authorized by the Madrid Notary Public, MR. EDUARDO LOPEZ PALOP, on January 22, 1963, with number 49 in order of his record; its Company bylaws have been adapted to the current Spanish Corporations Law by means of deed authorized by the

Madrid Notary Public MR. JUAN ALVAREZ-SALA WALTER on January 22, 1991, with number 162 in order of his record, RECORDED in the Madrid Mercantile Register, at Volume 1612 general, 1036 of the 3rd Section of the Book of Companies, folio 1, sheet no. 7367, 1st entry; and its adaptation is recorded in the above-mentioned Mercantile Registry at volume 1337, folio 92, sheet no. M-25013, 86th entry.

With Tax Identification Code no. A- 28114981.

REAPPOINTED in his role as Director of the Company, FOR A TERM OF OFFICE OF TWO YEARS, by resolution adopted by the Universal and General Shareholders' Meeting of the Company, in its meeting of June 25, 1999; and ratified in his position as Chief Executive Officer by resolution of the Board of Directors in a meeting of the same day of July 15, 1999; both these resolutions were recorded in a public deed authorized BEFORE ME, on July 20, 1999, number 2430 of my record, BEING RECORDED in the Madrid Mercantile Registry, at volume 12887, folio 218, 8th section, sheet no. M-25013, 140th entry.

                    PAPER EXCLUSIVELY FOR NOTARIAL DOCUMENTS

                                                                       4T4365446

11/2002     Government revenue stamp        [NOTARY'S STAMP CARLOS PEREZ BAUDIN]


From a copy of the above-mentioned instrument, which I have before me, I transcribe hereinafter that part of it that pertains to this document:

"...
DOCUMENT ATTACHED:   that the Ordinary General Shareholders' Meeting...
The Meeting adopted unanimously the following resolutions: 1) To appoint for a period of two years, from the holding of this Meeting, the following persons: MR. PEDRO BERNAD HERRANDO.............. That the Board
of Directors...likewise unanimously adopted the following resolutions:
.............FOUR - To ratify the delegation of powers to Mr. Pedro Bernad
Herrando on June 11, 1986 before the Madrid Notary Public Mr. Ramon
Fernandez Puron, no. of his record 2766....."

From a copy of deed number 2766 of the record of the Madrid Notary Public, Mr. Ramon Fernandez Puron, dated June 11, 1986, which I have before me and which was

RECORDED in the Madrid Mercantile Registry at volume 67 general, 61 of the 3rd section, of the Book of Companies, folio 52, sheet number 7367, 53rd entry, I transcribe below the part that is pertinent to this document:

"...
DOCUMENT ATTACHED: That in the Board of Directors of the Company held on April 24, 1986, ...the following resolutions among others were adopted unanimously: 1) to delegate to the Chairman of the Board, Mr. PEDRO BERNAD HERRANDO, ... so that he may exercise without any limitation whatsoever the following powers: "Each and every power that may be necessary to agree and resolve whatever is appropriate for the company's business and interests, being able to verify and realize any act or contract of acquisition, obligation, disposal or charge, and any others allowed by law, under the conditions and with the prices and clauses deemed convenient, and likewise to exercise all rights and actions in court and out-of-court ... the above-mentioned powers are merely for illustrative purposes and therefore are not limited hereto...."

                    PAPER EXCLUSIVELY FOR NOTARIAL DOCUMENTS
                                                                       4T4365445

11/2002     Government revenue stamp        [NOTARY'S STAMP CARLOS PEREZ BAUDIN]


The above-mentioned transcriptions coincide exactly with their respective original documents, which I have had in front of me and I have checked, without anything having been omitted being a limitation or condition thereof.

I assure myself that his position and powers of attorney remain in force, and likewise of the legal subsistence of the company he represents, without any evidence to the contrary.

In my opinion those appearing, in the capacity in which they appear, have the necessary legal standing to grant this present Deed of Incorporation of a Spanish Corporation, which they carry out pursuant to the contents of the following


                                    CLAUSES:

ONE. With the name "TELVENT DESARROLLOS, S.A." the companies "TELVENT
A.G." represented in these proceedings by Mr. Burgos de la Maza, and "SOCIEDAD ANONIMA DE INSTALACIONES DE CONTROL, S.A.", represented in this document by Mr. Bernad Herrando, form a Spanish corporation (Sociedad Anonima), the corporate purpose, registered office, duration, capital stock, governing bodies and representation and other circumstances of which are shown in bylaws which the representatives show to me.

They read for themselves these bylaws, and I, the Notary Public, repeat the reading; they ratify the contents thereof, they sign it at the end, to show their agreement there with, and THEY REQUIRE ME, the Notary Public, to record them in a public deed, attaching them hereto.

I, the Notary Public, accept the request made of me and attach hereto AS ATTACHED DOCUMENT NUMBER TWO (2) the bylaws referred to, which I hereby record in a public deed, complemented by the granting hereof.

The above-mentioned bylaws are set forth on 10 sheets of normal paper typed on one side and only and numbered from 1 to 10, both inclusive.

TWO.- The Capital Stock of the Company formed amounts to ONE THOUSAND MILLION PESETAS (1,000,000,000 ptas, equivalent to 6,010,121.04 euros),

                    PAPER EXCLUSIVELY FOR NOTARIAL DOCUMENTS
                                                                       4T4365444

11/2002     Government revenue stamp        [NOTARY'S STAMP CARLOS PEREZ BAUDIN]


is represented by 10,000 SHARES, OF ONE HUNDRED THOUSAND PESETAS (100,000 Ptas, equivalent to 601.012104 E) each, numbered consecutively from 1 to 10,000, both inclusive, the shares being REGISTERED, and totally paid in, in the following proportion:

The entity "TELVENT A.G", represented in this document by Mr. Burgos, subscribes to 9999 shares, numbered from 1 to 9999, both inclusive, for the total value thereof of 999,900,000 Ptas, equivalent to 6,009,520.03 euros.

And the entity "SOCIEDAD ANONIMA DE INSTALACIONES DE CONTROL, S.A." represented by Mr. Bernad, subscribes to the remaining share, numbered 10,000, for its value of 100,000 Ptas, equivalent to 601.01 euros.

Those appearing declare that they have paid in, prior to these proceedings, in cash, 25 percent of the total par value of the shares they are respectively subscribing to, by payment thereof into the current account number 0049-0611-41-2610542121 opened in the company's name, on being formed, in the BANCO SANTANDER CENTRAL HISPANO, Branch 0611 of Madrid, Avenida Reina Victoria, numero 53. Likewise evidence the TWO bank certificates that they deliver to me and I attach hereto AS ATTACHED DOCUMENTS NUMBERS THREE AND FOUR (3 and 4).

The unpaid capital will be paid in with the form and by the deadlines determined by the company's governing body and in cash, exclusively, and within a maximum of five years.

THREE.- The name of this Company is not used by any other as shown to me by the relevant certificate, which is delivered to me by those appearing and I attach hereto so that it shall form an integral part hereof AS ATTACHED DOCUMENT NUMBER FIVE (5).

FOUR.- Recorded expressly is the prohibition on exercising roles within the Company of persons who are declared incompatible by Law 12/95 of May 11; Law 14/1995 of April 21 of the Madrid Autonomous Community; and any persons falling foul of the provisions of article 124 of the Spanish Corporation's Law.

                    PAPER EXCLUSIVELY FOR NOTARIAL DOCUMENTS
                                                                       4T4365443

11/2002     Government revenue stamp        [NOTARY'S STAMP CARLOS PEREZ BAUDIN]


FIVE.- The shareholders, represented as shown above and giving to these proceedings the character of a meeting of the Universal Shareholders Meeting of the Company unanimously decide to APPOINT the following persons AS DIRECTORS of the Company, FOR A PERIOD OF FIVE YEARS:

MR. PEDRO BERNAD HERRANDO
MR. JOAQUIN CORONADO GALDOS
Mr. JAVIER MOLINA MONTES
MR. CANDIDO VELAZQUEZ-GAZTELU RUIZ
MR. CARLOS MORENO BERMEJO
MR. JESUS PEREZ RODRIGUEZ.

THE FIRST THREE persons appointed, here present, accept their respective appointments, and declare that they are not subject to any incompatibility and prohibitions referred to by the Laws listed in the Clause preceding this one.

The last three appointed shall accept their positions in a separate document.

SIX.- The founding shareholders reciprocally confer power of attorney on each of them and in addition on all the appointed Directors such that any one of them (shareholders and/or directors), in representation of the others, may correct or rectify this present deed and the bylaws attached hereto, provided that such corrections or rectifications are limited to accepting the verbal or written qualification of the relevant Mercantile Registrar.

SEVEN. The above-mentioned Mercantile Registrar is requested to record this present deed in the books in his charge, and likewise, as the case may be, proceed to partial recording thereof, pursuant to the provisions of article 63 of the Mercantile Registry Regulations, in the event that some of the content of this instrument that is recordable suffers from some defect that prevents recording thereof.

I, the Notary Public, warn the person appearing of the provisions of articles 82 and 83 of the current Mercantile Registry Regulations, relating to the mandatory nature of the recording of this instrument in the Mercantile Registry and of the deadlines for application thereof.

                    PAPER EXCLUSIVELY FOR NOTARIAL DOCUMENTS
                                                                       4T4365442

11/2002     Government revenue stamp        [NOTARY'S STAMP CARLOS PEREZ BAUDIN]


EIGHT.- The approximate cost, both prior to this deed and those arising from the payment of expenses, taxes and other related costs until the recording of this instrument has been obtained, amounts to the sum of ELEVEN MILLION PESETAS, 11,000,000 Ptas, equivalent to 66,111.33 euros.

NINE. - IN RELATION TO FOREIGN INVESTMENTS

The first person appearing, acting as shown above, declares:

That the PESETAS with which the company "TELVENT A.G." carries out the subscription to and payment in of the shares that it subscribes to in this instrument, are in the NATURE OF FOREIGN INVESTMENTS, because they have been realized by means of transfer from the subscribing Company which is a foreign company.

That it is planned to make the communication to the Directorate-General for Foreign Transactions, the Ministry of the Economy and Finance, of the INVESTMENT for the subscribing to shares granted in this instrument by "TELVENT A.G." by means of Form MC-1A, number 01/A- 0171936. A copy of said form, duly completed, I attach hereto AS ATTACHED DOCUMENT NUMBER SIX (6).

However, I, the Notary Public, warn the person appearing, pursuant to Royal Decree 664/99 of April 23, that it is obligated to declare the investment to the Registry of Investments of the Ministry of the Economy and Finance, warning expressly that breach of the obligations established in said Royal Decree shall constitute an infringement, for the purposes of the provisions of law 40/79 of the Legal Regime for Exchange Control.

                           GRANTING AND AUTHORIZATION

Thus do they state and grant, after having read for themselves this public instrument set forth on the sheets that shall be identified below, advised by me of their rights to do so and choosing to do so.

To all of which, having given the opportune legal reservations and warnings, having identified those appearing by being shown their documents of identity, first indicated above, that have photographs and signatures that coincide with their respective

                    PAPER EXCLUSIVELY FOR NOTARIAL DOCUMENTS
                                                                       4T4365441

11/2002     Government revenue stamp        [NOTARY'S STAMP CARLOS PEREZ BAUDIN]


appearances and signatures, and having drafted this public instrument in eight sheets of government revenue paper for exclusive use of Notaries Series 3F, numbers 7978918, 7978917, 7978916, 7978915, 7978914, 7978913, 7978912, and this present sheet, I, the Notary Public, attest.

THIRD ADDITIONAL PROVISION OF LAW 8/1989 OF APRIL 13
BASIS OF CALCULATION IN PESETAS: 1,000,000.
Redenomination in EUROS (Law 46/1998): 6,101,1201.
FEE APPLICABLE, nos. 2, 4, 5, 6, 7.
FEES CHARGEABLE IN PESETAS: 403125.
Redenomination in EUROS (Law 46/1998): 2442.83.

The signatures and initials of those appearing are here. SIGNED - signed: Carlos Perez Baudin, initialed and sealed.

NOTE: On April 4, 2000 and at the instance of the Company "TELVENT DESARROLLO, S.A." I, CARLOS PEREZ BAUDIN, issue a first copy in EIGHTEEN sheets of government revenue paper for exclusive use of Notaries, series 3H, numbers:
6156002, 6156003, 6156004, 6156005, 6156006, 6156007, 6156008, 6156009, 6156710,
6156956, 6156955, 6156954, 6156953, 6156952, 6156951, 6156950, 6156949, 6156948,
6156947 and this present sheet. And in a further sheet of series 5C, number 5643639 to contain the Annotations in the Registries and Public Offices. I ATTEST. Perez Baudin, initialed.

DOCUMENT ATTACHED